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                                                                    Exhibit l0.5

                                AMENDMENT TO THE
                   RESTORATION PLAN FOR EMPLOYEES OF SHOWBOAT

      THIS AGREEMENT to THE RESTORATION PLAN FOR EMPLOYEES OF SHOWBOAT (the "Plan") is made as of the 12th day of May, 1998.

      WHEREAS, Showboat, Inc. (the "Employer") adopted the Plan, which was generally effective as of April 1, 1994; and

      WHEREAS, the Employer has reserved the right to amend the Plan pursuant to
Article III, Section 3.01 thereof; and

      WHEREAS, the Employer wishes to amend the Plan to clarify and/or provide certain additional provisions.

      NOW, THEREFORE, the Employer, intending to be legally bound, adopts this Amendment to the Plan as follows:

      1. Section 2.08 is hereby amended by deleting the test of said Section in its entirety and substituting therefor the following:

      "All vested benefits under this Plan shall be paid as follows:

            (i) In the event of a Participant's death, total disability or termination of employment, said benefits shall be paid out in two lump sum installments as follows:

                  (a) One-half (1/2) of the amount in the Participant's vested Accounts shall be paid as soon as
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administratively possible following the death, total disability or termination of the Participant, and

                  (b) The remaining balance in the Participant's vested Accounts shall be paid on or about the next anniversary date of said first lump sum payment.

            (ii) In the event of a Participant's retirement, including any termination of employment determined by the Company, in its sole discretion, to be retirement, said benefits shall be paid out in five lump sum installments as follows:

                  (a) One-Fifth (l/5)of the amount in the Participant's vested Accounts shall be paid as soon as administratively possible following the retirement of the Participant;

                  (b) One-Fourth (1/4) of the remaining balance in the Participant's vested Accounts shall be paid on or about the next successive anniversary date of said first lump sum payment;

                  (c) One-Third (1/3) of the remaining balance in the Participant's vested Accounts shall be paid on or about the next successive anniversary date of said second lump sum payment;

                  (d) One-Half (1/2) of the remaining balance in the Participant's vested Accounts shall be paid on or about the next successive anniversary date of said lump sum payment.
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                  (e) The remaining balance in the Participant's vested Accounts shall be paid on or about the next anniversary date of said fourth lump sum Payment."

      2. Article IV is hereby amended by deleting the text of said Article in its entirety and substituting therefor the following:

      "In the event of a Change of Control prior to a Participant's death, total disability, termination of employment or retirement, then, unless otherwise agreed to by the Company, the entire amount of vested benefits in a Participant's Accounts will be paid to the Participant as soon as administratively possible following the end of the Plan Year in which the change of control occurred. For purposes of this plan, a "Change of Control" of Showboat, Inc. ("SBI") shall be deemed to have occurred at such time as (a) any "person" (as term is used in Section 13(d) and 14(d) of the Exchange Act) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of
      SBI representing 25.0% or more of the combined voting power of SBI's outstanding securities ordinarily having the right to vote at the election of directors; or (b) individuals who constitute the Board of Directors of SBI on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a
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      majority thereof, provided that any person becoming director subsequent to the date hereof whose election was approved by at least a majority of the directors comprising the Incumbent Board, or whose nomination or election was approved by a majority of the Board of Directors of SBI serving under an Incumbent Board, shall be, for purposes of this clause (b) considered as he or she were a member of the Incumbent Board or (c) merger, consolidation or sale of all or substantially all the assets of SBI occurs, unless such merger or consolidation shall have been affirmatively recommended to SBI's stockholders by a majority of the Incumbent Board; or
      (d) a proxy statement soliciting proxies from Stockholder of SBI, by someone other than the current management of SBI seeking stockholder approval of a plan of reorganization, merger or consolidation of SBI, with one or more corporations as a result of which the outstanding shares of SBI's securities are actually exchanged for or converted into cash or property or securities not issued by SBI unless the reorganization, merger or consolidation shall have been affirmatively recommended to SBI's stockholder by a majority of the Incumbent Board."

      3. Any capitalized terms herein not defined shall have the same meanings as set forth in the Plan.
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      The foregoing amendments shall be effective as of the 12th day of May,
1998, unless otherwise provided herein. In all other respects, the Plan is hereby affirmed.

      IN WITNESS WHEREOF, the undersigned has adopted the foregoing amendment as of the date and year above.


ATTEST:                                   SHOWBOAT, INC.


                                          By: /s/ Paul S. Harris
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                                          Title: Exec. Vice Pres. H.R.
                                              ---------------------------